PART III


ITEM 9 - DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

EXECUTIVE OFFICERS AND DIRECTORS

      The names, ages and positions of the directors and executive officers of the Company are set forth below.

               Name                Age   Position
            Robert R. Brindle      77    Chairman of the Board of
                                         Directors

            Robert M. Brindle      52    President, Chief Executive and
                                         Operating Officer, and Director

            Susan Bienias          48    Secretary, Treasurer and Chief
                                         Financial Officer

            Luella V. Brindle      76    Director


      Robert R. Brindle, a co-founder of the Company, has served as the Chairman of the Board of Directors of the Company and its predecessors from the inception in 1979 through October 1988, and then again commencing in April 1989. Mr. Brindle is owner of approximately 60% of Affiliated Resorts which owns Golden Pond Resort. Mr. Brindle is the father of Robert M. Brindle and the husband of Luella V. Brindle, both major shareholders of the Company.

      Robert M. Brindle, a co-founder of the Company and son of Robert R. Brindle, has been the President and Chief Operating Officer and Chief Executive Officer of the Company and its predecessors since the inception.

      Susan Bienias has been Secretary and Treasurer of the Company, since her employment by the Company in 1992. Ms. Bienias has been Chief Financial Officer since July 1994. For ten years prior to her employment with the Company, Ms. Bienias was the controller for a large manufacturing company.

      Luella V. Brindle, wife of Robert R. Brindle, has been a director since November of 1989.


ITEM 10 - EXECUTIVE COMPENSATION

      During the fiscal year ended June 30, 1995, the following executive officer received earnings of $100,000 or more:

      NAME AND POSITION                  YEAR               SALARY

      Robert R. Brindle, Chairman        1995              $ 55,000
      of the Board                       1996              $102,565
                                         1997              $100,000


      Robert M. Brindle, President &     1995              $100,025
      Chief Executive and Operating      1996              $118,384
      Officer                            1997              $113,667


      Directors, who are not officers, may be reimbursed for actual expenses and are authorized to be paid a fee of $500 in connection with each meeting attended. However, such fees have been waived in the past.

ITEM 11 - SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS & MANAGEMENT

      The following table sets forth, as of June 30, 1997, certain information concerning the Company's common stock owned by (i) all persons known by the Company to be the beneficial owners of five percent or more of the outstanding common stock, (ii) each director, and (iii) all directors and officers as a group.


Percent of Class (1)
                                      Amount and Nature of         As of
            Name and Address          Beneficial Ownership     June 30, 1997
            Brindle, Robert R. and Luella V.
            P. O. Box 620870
            Orangevale, CA 95662               718,700 (2)      21.88%

            Brindle, Robert M. and Christie
            P. O. Box 620870
            Orangevale, CA  95662              690,468 (3)       21.02%

            Henley Management Company
            P. O. Box 1287
            Northbrook, IL 60065               241,667            7.36%

            Brankov, Susan
            P. O. Box 620870
            Orangevale, CA  95662              175,000            5.33%


            D & B Briscoe Revocable Trust
            P. O. Box 14050
            Palm Desert, CA  92260             166,667 (4)        5.07%

            All directors and officers as a group (5);           53.55%

(1)   Calculated on the basis of total outstanding shares.
(2) Represents 200,100 shares held in the name of Robert R. Brindle, 15,000 shares held in the name of Robert R. and Luella V. Brindle, 336,933 shares held in the name of Luella V. Brindle as her separate property, and 166,667 shares owned by Donald Briscoe with irrevocable proxy to vote these shares granted to Robert R. Brindle. This proxy is to remain in effect until the shares are sold, exchanged or otherwise disposed.
(3) Represents shares held jointly by Robert M. Brindle and Christie M. Brindle and shares held in trust for their children.
(4) Represents shares as to which individual has no voting rights, the voting rights of which are retained by another in which the individual claims beneficial interest.
(5) Shares held by the Brindle family, as a group, total 1,607,251 and represent 48.93 percent of the total shares of the Company.

ITEM 12 - CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

ROBERT R. BRINDLE

      Since fiscal year 1991, the Company has contracted with Robert R. Brindle
(RRB), QRA's Chairman of the Board, to perform consulting services, and earned $102,565 in fiscal year 1996, and $100,000 in fiscal year 1997. At June 30, 1997, the Company owed RRB a balance of $2,778 in accrued consulting fees.

      In February, 1994, Affiliated Resorts, Inc, a company in which RRB owns approximately 60%, purchased Golden Pond RV Resort in southern California. An agreement was entered into between QRA and Affiliated that allows Affiliated to sell a special type of membership marketed through Club Rainbow Vacations (CRV), a wholly owned subsidiary of the Company, at Golden Pond Resort and other locations. In exchange, existing CRV members will receive limited access to the Golden Pond Resort, and QRA will receive 10% of gross sales of memberships and all dues from these new memberships. Affiliated is paid 50% commission on gross sales, and 40% for CRV member usage of Golden Pond. Affiliated is paid by retaining payments received at time of sales and by the Company assigning the contracts receivables generated from these sales to Affiliated. At June 30, 1997, Affiliated owed the Company $126,397.

      The Company has received payments on contracts owned by RRB and Affiliated. The total amount received by the Company and not paid to RRB totaled $613 and $11,324 to Affiliated.

      On June 30, 1997 the Company exchanged Class A Preferred Stock for a $385,600 note receivable secured by a deed of trust on Golden Pond Resort owned by Affiliated Resorts. The note is payable at 13% per annum and due on February 1, 1999.

      The net amount owed to the Company by RRB and Affiliated at fiscal year end 1997 was $497,283.

ROBERT M. BRINDLE

      Robert M. Brindle (RMB), President and son of Robert R. Brindle, was paid $100,000 in salary, and $13,667 for accrued vacations for the fiscal year 1997. RMB has opened two credit card accounts in his name with credit limits totaling $35,000 for use by the Company. Personal charges on these accounts charged to RMB totaled $8,526. Arcade equipment owned by RMB has been installed at Lighthouse Marina and River Grove Resorts. RMB receives 50% of the income generated by this equipment. The alance due from RMB as of June 30, 1997, was $4,405.

DAMON BRINDLE

      Damon Brindle (DLB) son of the President, Robert M. Brindle, manages the collections of delinquent accounts and was paid $42,684 in salary and $59,548 in commissions on these collections. He was also paid commissions on sales of $204,200 in the amount of $13,677. DLB traded timeshare time to the Company for use by its members totaling $7728. As of June 30, 1997, he owed the Company $3,663 for advances on commissions.

ITEM 405 - COMPLIANCE WITH SECTIONS 16(a) OF THE EXCHANGE ACT

      None

ITEM 501 - FRONT OF REGISTRATION STATEMENT AND OUTSIDE FRONT COVER OF
PROSPECTUS

      None

ITEM 502 - INSIDE FRONT AND OUTSIDE BACK COVER PAGES OF PROSPECTUS

      None


ITEM 503 - SUMMARY INFORMATION AND RISK FACTORS

      None

ITEM 504 - USE OF PROCEEDS

      None


ITEM 505 - DETERMINATION OF OFFERING PRICE

      None

ITEM 506 - DILUTION

      None

ITEM 507 - SELLING SECURITY HOLDERS

      None

ITEM 508 - PLAN OF DISTRIBUTION

      None

ITEM 509 - INTEREST OF NAMED EXPERTS AND COUNSEL

      None

ITEM 510 - DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      None

ITEM 511 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      None

ITEM 512 - UNDERTAKINGS

      None

ITEM 601 - EXHIBITS

      None

ITEM 701 - RECENT SALES OF UNREGISTERED SECURITIES

      None

ITEM 702 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

      None

                                            SIGNATURES

      Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                             QUALITY RESORTS OF AMERICA, INC.


Date:  March 13, 1998.       /Robert R. Brindle
                             Robert R. Brindle, Chairman
                             of the Board of Directors


      Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed by the following persons on behalf of the Company and in the capacities and on the dates indicated.


Date:  March 13, 1998.             /Robert R. Brindle
                                   Robert R. Brindle, Chairman
                                   of the Board of Directors


Date:  March 13, 1998.             /Robert M. Brindle
                                   Robert M. Brindle, President,
                                   Chief Executive Officer, Chief
                                   Operating Officer and Director


Date:  March 13, 1998.             /Susan Bienias
                                   Susan Bienias, Secretary,
                                   Treasurer, Chief Financial
                                   Officer


Date:  March 13, 1998.             /Luella V. Brindle
                                   Luella V. Brindle, Director